                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          [Amendment No. __________]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
 ................................................................................
               (Name of Registrant as Specified in Its Charter)

 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(i)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: ......

     (2)  Aggregate number of securities to which transaction applies: .........

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)...............................

     (4)  Proposed maximum aggregate value of transaction: .....................

     (5)  Total fee paid: .................................

[_]  Fee previously paid with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________________
     (2)  Form, Schedule or Registration Statement No.: ________________________
     (3)  Filing Party: ________________________________________________________
     (4)  Date Filed:  _________________________
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                       TO ALL SAFETY-KLEEN SHAREHOLDERS:

            SOME FACTS ABOUT THE LAIDLAW ENVIRONMENTAL (LLE) OFFER

                       --IS LLE'S STOCK AS GOOD AS CASH?

                                   IT IS NOT

          --LLE CLAIMS IT WILL REALIZE OVER $100 MILLION IN SYNERGIES

                                   IT WILL NOT

                   --LLE CLAIMS IT WANTS TO BUY SAFETY-KLEEN

         THE FACT IS, S-K SHAREHOLDERS COULD OWN THE MAJORITY OF LLE.

  The value of the stock portion of LLE's proposal is dependent on its stock trading above $4.29 per share. As of January 15, the stock traded below the collar price stated in LLE's proposal for five consecutive trading days. In addition, shareholders will not receive $15.00 cash per share. LLE will deduct fees which will reduce the cash portion to $13.83 per share. THE VALUE OF LLE'S OFFER IS UNKNOWN.

  Laidlaw estimates that it will achieve synergies with Safety-Kleen of $100-130 million. We do not believe it can achieve even $50 million of synergies without a significant reduction in services, revenue and profit. LLE'S FAILURE TO ACHIEVE ITS SYNERGY ESTIMATES WILL HAVE A CONSIDERABLE DILUTIVE IMPACT ON EARNINGS.

  Up to 202 million additional shares could be issued in the transaction. CAN THE MARKET ABSORB SUCH A MASSIVE ISSUANCE WITHOUT DRIVING DOWN THE SHARE PRICE AND THE VALUE OF YOUR INVESTMENT? Safety-Kleen shareholders may end up owning more than half of the combined entities and Laidlaw Inc., the parent of LLE, will achieve its objective of deconsolidating Laidlaw Environmental from its balance sheet.

  LAIDLAW ENVIRONMENTAL IS ASKING YOU TO TURN DOWN AN ALL-CASH OFFER OF $27 PER SHARE, IN FAVOR OF AN UNCERTAIN DEAL OF UNKNOWN VALUE.

                             THE CHOICE IS CLEAR.
                                VOTE FOR CASH.

            VOTE THE GOLD-STRIPED PROXY CARD FOR THE PHILIP MERGER.

                            [LOGO OF SAFETY-KLEEN]

                                   IMPORTANT

     IF YOU HAVE QUESTIONS, OR NEED ADDITIONAL INFORMATION, PLEASE CONTACT
                    CHASEMELLON TOLL-FREE AT 888-224-2734.